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Exhibit 99.2


                WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER
                         PURSUANT TO 18 U.S.C. SS.1350

         Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Financial Officer of Z-Tel Technologies, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. A signed original of this written statement has been provided to Z-Tel Technologies, Inc. and will be retained by the Z-Tel Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


/s/ Horace J. Davis III
------------------------------------
Horace J. Davis III
May 15, 2003




A signed original of this written statement has been provided to Z-Tel Technologies, Inc. and will be retained by the Z-Tel Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.